UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2015

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 19, 2015, MVB Financial Corp. (MVB Financial or the Company), held its 17th Annual Meeting of Shareholders.

The Proxy Committee certified that 4,357,561 or 54.58 % of the 7,983,285 outstanding voting shares of MVB Financial were represented in person or by proxy and that in accordance with the Bylaws, a quorum was present.

The results of the proxy voting rounded to the nearest number of whole shares are as follows:

Proposal 1:“To elect four directors for a three-year term (ending at the Company’s annual meeting in 2018).”

The following votes were cast in the proposal regarding Director Nominees:

	For	Against or Withheld
David B. Alvarez	4,046,127	311,433
Joseph P. Cincinnati	3,973,702	383,859
John W. Ebert	4,213,612	143,948
Kelly R. Nelson	4,139,729	217,831

Proposal 2:“To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.”

The following votes were cast:

For	Against or Withheld	Abstain
3,891,163	328,408	137,989

Proposal 3:“To approve an Amended 2013 MVB Financial Corp. Stock Incentive Plan that supports the inclusion of Restricted Stock and Restricted Stock Units as an incentive opportunity, makes certain adjustments to change in control provisions, and updates the plan for certain Internal Revenue Code requirements related to executive compensation.”

The following votes were cast:

For	Against or Withheld	Abstain
3,763,125	324,947	269,487

Proposal 4:“To act upon a proposal to approve the Annual Executive Performance Incentive Plan for the executive officers of MVB.”

The following votes were cast:

For	Against or Withheld	Abstain
3,683,187	346,803	327,571

Proposal 5:“To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2015.

The following votes were cast:

For	Against or Withheld	Abstain
4,185,938	19,737	151,885

Item 7.01Regulation FD Disclosure

On May 19, 2015, the Board of Directors of MVB Financial declared a cash dividend of $0.04 per share to shareholders of record June 01, 2015, payable June 15, 2015.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release announcing cash dividend.

EXHIBIT INDEX

Exhibit NumberDescriptionExhibit Location

99.1Press release issued by MVB Financial Corp. on May 20, 2015Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza Chief Executive Officer

Date:  May 20, 2015